Exhibit 7.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Alaska Communications Systems Group, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: December 22, 2020

JUNEAU PARENT CO, INC.

By:	/s/ Larry Handen
Name: Larry Handen
Title: President

By:	/s/ Matthew Rinklin
Name: Matthew Rinklin
Title: Vice President

MACCAP JUNEAU HOLDINGS, LLC, member of JUNEAU HOLD CO, LLC

By:	/s/ Larry Handen
Name: Larry Handen
Title: President

By:	/s/ Robinson Kupchack
Name: Robinson Kupchack
Title: Vice President

LIF JUNEAU HOLDINGS, LLC, member of JUNEAU HOLD CO, LLC

By: Labor Impact Fund, L.P., its sole member
By: GCM Investments GP, LLC, its general partner

By:	/s/ Todd Henigan
Name: Todd Henigan
Title: Authorized Signatory

MACQUARIE GROUP LIMITED

By:	/s/ Charles Glorioso
Name: Charles Glorioso
Title: Authorized Signatory

By:	/s/ Paul Peduto
Name: Paul Peduto
Title: Authorized Signatory

MIHI LLC

Sole Member and Managing Member of MACCAP JUNEAU HOLDINGS, LLC

By	/s/ Larry Handen
Name: Larry Handen
Title: President

By	/s/ Tobias Bachteler
Name: Tobias Bachteler
Title: Vice President

LABOR IMPACT FUND, L.P. Sole Member of LIF JUNEAU HOLDINGS, LLC
By: GCM Investments GP, LLC, its general partner

By:	/s/ Todd Henigan
Name: Todd Henigan Title: Authorized Signatory

GCM INVESTMENTS GP, LLC General Partner of LABOR IMPACT FUND, L.P., sole member of LIF JUNEAU HOLDINGS, LLC

By:	/s/ Todd Henigan
Name: Todd Henigan Title: Authorized Signatory